 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2011

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number: 000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of Pathfinder Bancorp, Inc. was held on April 27, 2011.  At the 2011 Annual Meeting, shareholders approved all of the proposals which included (i) the election of four directors for terms of three years and until their successors have been elected and qualified; (ii) the Advisory (Non-Binding) Vote on Executive Compensation, and (iii) the ratification of the appointment of ParenteBeard LLC, as the independent registered public accounting firm for the year ending December 31, 2011.

The following table reflects the tabulation of votes with respect to the election of directors at the 2011 Annual Meeting:

	Number of Votes
Nominee	For	Withheld
Chris R. Burritt	2,006,165	31,749
George P. Joyce	2,006,165	31,749
Thomas W. Schneider	2,006,015	31,899
William A. Barclay	2,004,532	33,382

The following table reflects the tabulation of votes with respect to the approval of the Advisory (Non-Binding) Vote on Executive Compensation:

Number of Votes
For	Against	Abstain

1,974,618	60,907	2,388

The following table reflects the tabulation of votes with respect to the approval of the ratification of ParenteBeard LLC, as our independent registered public accounting firm for the year ending December 31, 2011:

Number of Votes
For	Against	Abstain

2,274,128	10,095	1,565

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits - None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: April. 27, 2011	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer